                                                                   EXHIBIT 10.13

PRODUCT SALES AGREEMENT
---------------------------------------------------------------------------
International Business Machines Corporation
BASE AGREEMENT
                                [IBM LETTERHEAD]


Mr. Michael Falcon                                          August 31, 2000
Quantum Snap Division Corporation
2001 Logic Drive
San Jose, Ca 95124-3452

                       SUBJECT: PURCHASE SCHEDULE PROGRAM
                      [*]
                      REFERENCE: PRODUCT SALES AGREEMENT [*]
                      [*]
Dear Mr. Falcon:

This letter is to confirm our agreement to a Purchase Schedule Program between Quantum Snap Division Corporation and International Business Machines Corporation (IBM) to purchase the following IBM products; subject to the above referenced agreement and the terms and conditions contained in this letter. In addition, the prices quoted below is contingent on the execution of the OEM agreement. Details of this transaction, including all prices, should be treated as confidential information by both parties.

Quantum Snap Division Corporation agrees to purchase, [*] IBM Telesto 60G HDDs according to the Purchase Schedule below. Quantum Snap Division Corporation's purchases require a minimum [*] lead time and are subject to product availability.

As part of this Purchase Schedule Program, Quantum Snap Division Corporation agrees to provide [*] according to a schedule mutually agreeable to both parties. In addition, Quantum Snap Division Corporation agrees to place non-cancelable and non-returnable purchase orders at least [*] prior to each quarter's volume requirement; however, the purchase order for 4Q 2000 is due to IBM on the first day of this Purchase Schedule Program.

                               PURCHASE SCHEDULE
                               -----------------

PRODUCT DESCRIPTION       IBM MODEL/PART NO.      QUANTITY       PRICE(US)      SHIPMENT DATES
60GB 3.5" Ultra ATA 100      DTLA-307075           [*]             [*]          [*]
 7200 RPM Hard drive           /07N3935            [*]             [*]          [*]
                                                   [*]             [*]          [*]
                                                   [*]             [*]          [*]
                                                   [*]             [*]          [*]

* Attached is the product specification sheet

Please indicate agreement by signing in the space provided below and returning a signed original to IBM.

QUANTUM SNAP DIVISION CORPORATION            INTERNATIONAL BUSINESS CORPORATION

By:  /s/ ANDERS AXELSSON/MICHAEL FALCON      By:  /s/ WILLIAM MORELAND
     ----------------------------------           -----------------------------
     Authorized signature                         Authorized signature

     Anders Axelsson/Michael Falcon               William Moreland
     ----------------------------------           ------------------------------
     Name                                         Name

     VP and General Manager/                      Executive Mgr.
     VP of Operations                             WW Contracts & Bus. Pract. TG
     -----------------------------------          ------------------------------
     Title                                        Title

     August 31, 2000                              8/31/2000
     ----------------------------                 ------------------------------
     Date                                         Date


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  CONFIDENTIAL                    Page 1 of ...1

PRODUCT SALES AGREEMENT
---------------------------------------------------------------------
International Business Machines Corporation
BASE AGREEMENT

                                                         AGREEMENT No. OEM 21498

Customer:  QUANTUM SNAP DIVISION CORPORATION
           2001 Logic Drive,
           San Jose CA 95124-3452

International Business Machines Corporation, a New York corporation with a place of business at 5600 Cottle Rd., San Jose CA 95193 ("IBM") and Quantum Snap Division Corporation, a corporation with its principal offices at 2001 Logic Drive, San Jose CA 95124-3452 ("Customer") enter into this Product Sales Agreement for the purchase of IBM Products and services, if offered. Product(s) are listed in the Product Attachment(s) and shall mean products purchased from IBM Technology Group ("TG"). The Product Attachment(s) may contain specific terms applying to the listed Product(s).

This Product Sales Agreement, with attached terms and conditions, any Product Attachment(s), and other confirmations and acceptances issued hereto shall collectively be referred to as the "PSA".

The term of this PSA commences on September 1, 2000 and expires on August 31, 2003, unless terminated in accordance with Section 12 of the PSA.

NOTICES

     Notices for Products shall be sent to:

     IBM                                      QUANTUM SNAP DIVISION CORPORATION
     --------------------------------------------------------------------------
     Worldwide Contracts and Business
       Practices                              Quantum Snap Division Corporation
     IBM Technology Group                     2001 Logic Drive
     Dept. X5HA/Bldg. 010                     San Jose, CA 95124-3452
     5600 Cottle Road
     San Jose, CA 95193

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES        QUANTUM SNAP DIVISION CORPORATION
  CORPORATION

By:   /s/ WILLIAM MORELAND             By: /s/ ANDERS AXELSSON/MICHAEL FALCON
   -------------------------------        ------------------------------------
Name:   William Moreland               Name:   Anders Axelsson/Michael Falcon
      -----------------------------          ---------------------------------
Title:  Executive Mgr.                         VP and General Manager/
        WW Contracts & Bus.                    VP of Operations
        Pract. TG
      -----------------------------          ---------------------------------
Date:   08/31/2000                     Date:   August 31, 2000
      -----------------------------          ---------------------------------

                                  CONFIDENTIAL                  Page 1 of...6

PRODUCT SALES AGREEMENT
________________________________________________________________________________
International Business Machines Corporation
BASE AGREEMENT

1.0 ORDERING
1.1 Customer and its wholly owned Subsidiaries may order Products and related services by sending IBM a written purchase order. IBM will confirm receipt of orders. All accepted orders will incorporate and be fulfilled under the terms of this PSA. IBM may require minimum and/or multiple order quantities. Customer agrees that, in the event that its wholly owned Subsidiary orders Products under this PSA, its wholly owned Subsidiary will abide by the terms and conditions of this PSA and Customer hereby guarantees such Subsidiary's compliance with the terms and conditions of this PSA and such Subsidiary's performance.
1.2 For non-U.S. sales (Customer takes title outside the U.S.), the contract of sale for Products purchased under this PSA will be between the IBM legal entity that will supply the Products ("Plant") and Customer. It is agreed that all such orders will incorporate the terms of this PSA whether expressly referenced or not, and will only be accepted subject to the terms of this PSA. Orders will be accepted by the Plant when it issues an acceptance document thereby creating the contract sale for the Products. IBM reserves the right to enforce the provisions of the PSA on behalf of the Plant.
1.3 For U.S. sales (Customer takes title within the U.S.), the contract of sale for Products purchased under this PSA will be between IBM and Customer.

2.0 CUSTOMER'S RESPONSIBILITIES
Customer represents and warrants that:
2.1 Products will be: (a) integrated or incorporated into systems sold under Customer's logo or trade name unless otherwise specified by IBM in writing; or
(b) distributed in incidental additional quantities for use as service or upgrade parts otherwise specified by IBM in writing; or (b) distributed in incidental additional quantities for use as service or upgrade parts in systems Customer has sold. Customer may also use up to 5% of the Products internally.
2.2 Customer will not use any Products or services acquired hereunder, or sell or transfer such Products or services to any others including civilian and users for use, in conjunction with medical devices, military or nuclear applications.
2.3 Customer will keep suitable records to show compliance with this PSA. At IBM's reasonable request, Customer will demonstrate to IBM that Customer has fully complied with the PSA's terms.
2.4 Customer will not: (a) make any representations or warranties about IBM or the Products other than those IBM specifically authorizes in writing; or (b) take any action or make any commitment on IBM's behalf.

3.0 SHIPMENT, TITLE, RISK OF LOSS
IBM will provide an estimated shipment date in the order confirmation. Customer is responsible for all freight and duty charges for all Products acquired by Customer under this PSA from IBM's shipping location. Title and risk of loss for Products pass to Customer upon tender to the carrier for shipment. Customer will be deemed to have accepted the Products upon delivery unless Customer notified IBM otherwise in writing within ten (10) days of tender to the carrier that the Products do not conform to IBM's obligations under this PSA.

4.0 PAYMENT TERMS
IBM shall invoice Customer after the Products have been shipped. Customer shall pay the full amount of the invoice within thirty (30) days of the invoice date, provided however, that IBM shall have the right, in its sole discretion, to require payment before shipment or payment via letter of credit. IBM may stop shipments to Customer if Customer does not comply with applicable credit terms or limits or this PSA. Late payment of invoices may be assessed a charge equal to the lesser of 1.5% of the balance due per month or the statutorily allowed maximum rate of interest in accordance with applicable law.

5.0 CANCELLATION AND RESCHEDULING
IBM may charge a fee for cancellation or rescheduling of the Products as set forth in the Product Attachment(s).

6.0 CHANGES
6.1 In the event that IBM's ability to supply Product becomes constrained, IBM may, as IBM deems reasonable, reduce quantities or delay shipments to Customer.
6.2 IBM retains the right to discontinue, or charge the specifications of any Product. Details of Notice provisions, as applicable shall be included in the respective Product Attachments.

7.0 TAXES

                                  CONFIDENTIAL                     PAGE 2 OF...6

PRODUCT SALES AGREEMENT
-----------------------------------------------------------------------------
  International Business Machines Corporation
BASE AGREEMENT


Customer is responsible for all taxes related to Products and services except for taxes based on IBM's net income.

8.0 SOFTWARE AND MANUALS

8.1 If IBM provides Customer with software or other code ("Software") under this PSA, the Software will be subject to all U.S. patent and copyright laws, this PSA, and the license agreement provided with the Software. If Customer objects to a license agreement, Customer shall notify IBM in writing and return all copies of the Software within ten (10) days of receipt.

8.2 Customer may reproduce or modify manuals IBM provides under this PSA ("Manuals") as needed to support Customer's use of Products. Manuals distributed by Customer must not include anything that suggests IBM is the source of the Manuals or Products. Customer may reproduce and distribute modified Manuals only for use with Products and only under terms acceptable to IBM. Customer must include a copyright notice and a U.S. Government user restricted rights notice in reproduced Manuals. The copyright notice must comply with the copyright law and identify the owner as Customer "and others." IBM shall retain title to all Manuals and any modifications.

9.0 LIMITED WARRANTY

9.1 IBM warrants Products to be free from defects in material and workmanship for the applicable warranty period and subject to any additional terms and conditions set forth in the Product Attachment(s). Products are manufactured from new parts, or new and used parts. Regardless of a Product's production status, IBM's applicable warranty terms apply.

9.2 IBM's sold liability and Customer's sole remedy for breach of warranty shall be limited as stated in this Section 9, and in applicable Product Attachment(s).

9.3 If Customer claims that any Products are non-conforming, Customer shall (a) promptly notify IBM in writing of the basis of such nonconformity; (b) follow IBM's instructions for return of the Products; and (c) at IBM's request, return the Products freight prepaid to the IBM designated location. IBM and Customer shall mutually agree to determine and apply minimum return quantities.

9.4 If IBM determines such Products do not meet the warranty, IBM will, at IBM's option, repair or replace the Products or issue a credit at the price in effect as of the date of the credit. If IBM replaces the Products, the returned Products become IBM's property. This warranty does not cover Products that are defective because of: (a) accident, abuse, misuse, negligence, modification, or improper maintenance not caused by any act or failure to act by IBM; (b) a failure caused by any item which IBM did not provide or for which IBM is not responsible; or (c) use or storage in other than IBM's specified operating environment. The warranty is void if Product labels have been removed or altered.

9.5 This warranty is not transferable. IBM does not warrant: (a) uninterrupted or error free operation or functionality of the Products; or (b) that IBM will correct all defects. No course of dealing, course of performance, usage of trade, or description of Products or services shall be deemed to establish a warranty, express or implied.

9.6 UNLESS OTHERWISE PROVIDED BY WRITTEN AGREEMENT, ALL SERVICES, PROTOTYPES AND QUALIFICATION UNITS ARE PROVIDED "AS IS" WITHOUT WARRANTY OR
INDEMNIFICATION OF ANY KIND BY IBM.

9.7 THE FOREGOING WARRANTIES ARE CUSTOMER'S EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER WARRANTIES OR TERMS, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY, FITNESS OR USE FOR A PARTICULAR PURPOSE, AND SATISFACTORY QUALITY.

10.0 PATENTS AND COPYRIGHTS

10.1 If a third party claims that a Product or service IBM provides to Customer infringes that party's patent or copyright, IBM will defend Customer against that claim at IBM's expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that Customer:

     1. promptly notifies IBM in writing of the claim; and

     2. allows IBM to control, and cooperates with IBM in at IBM's expense, the defense and any related settlement negotiations.

If such a claim is made or appears likely to be made, Customer agrees to permit IBM to enable Customer to continue to use the Product or service, or to modify it, or replace it with one that is at least functionally equivalent. If IBM determines that none of these alternatives is reasonably available, Customer agrees to return the Product or service to IBM upon written request. IBM will then provide Customer a credit equal to the amount the Customer paid for the given Product or service. This is IBM's entire obligation to Customer regarding any claim of infringement.


                                  CONFIDENTIAL
                                                                 Page 3 of ... 6

PRODUCT SALES AGREEMENT
-----------------------------------------------------------------------------
  International Business Machines Corporation
BASE AGREEMENT


10.2 IBM shall have no obligation regarding any claim based on any of the following:

     1. anything Customer provides which is incorporated into a Product or service (including, but not limited to, specifications, designs, documents, reports, or data);

     2. Customer's modification of a Product or service;

     3. the combination, operation, or use of a Product or service with any product, data, or apparatus that IBM did not provide;

     4. the use of the Product in other than its specified operating environment; or

     5. infringement by a non-IBM product alone, as opposed to its combination with Products IBM provides to Customer as a system.

10.3 If a third party claims that a Product or service IBM provides to Customer infringes that party's patent or copyright, and such claim is based upon any of the factors specified in Section 10.2, Customer will defend IBM against that claim at Customer's expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that IBM promptly notifies Customer in writing of the claim and allows Customer to control, and cooperates with Customer, at Customer's expense, in the defense and any related settlement negotiations.

10.4 Except for the copyright license granted in Section 8.2 of this PSA, no license, immunity or other right is granted herein by either party to the other party, whether directly or by implication, estoppel, or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret, or other intellectual property rights.

11.0 LIMITATION OF LIABILITY

11.1 Circumstances may arise where, because of a default on IBM's part or other liability, Customer is entitled to recover damages from IBM. In each such instance, regardless of the basis on which Customer is entitled to claim damages from IBM (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), the following terms apply as Customer's exclusive remedy and IBM's exclusive liability. IBM is liable for no more than:

     1. payments referred to in the patents and copyrights terms above;

     2. damages for bodily injury (including death) and damage to real property and tangible personal property; and

     3. the amount of any other actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or service that is the subject of the claim. This limit also applies to any of IBM's subcontractors. It is the maximum for which IBM and its subcontractors are collectively responsible.

11.2 Under no circumstances is IBM, or its subcontractors, liable for any of the following:

     1. third-party claims against Customer for damages (other than those under the first two items listed above);

     2. loss of, or damage to, any records or data; or

     3. special, incidental, or indirect damages or for any economic consequential damages (including lost opportunities, profits and savings), even if IBM is informed of their possibility.

12.0 TERMINATION

Either party may terminate this PSA upon thirty (30) days written notice. If Customer terminates this PSA for reasons other than IBM's breach, IBM may, at IBM's option, treat any or all applicable orders as if cancelled by Customer. Additional Product specific terms and conditions are contained in the appropriate Product Attachments.

13.0 EXPORT REGULATIONS

Regardless of any disclosure made by Customer to IBM of an ultimate destination of Products and technical data, Customer will not export either directly or indirectly any Product or technical data, or any system incorporating them, without first obtaining all required licenses and permits from all relevant government agencies and departments.

14.0 GENERAL

14.1 With the exception of the terms and conditions of this PSA, no information exchanged between the parties shall be considered confidential. Any exchange of confidential information must be made under a separate confidentiality agreement signed by the parties. Neither party shall disclose the terms or conditions of this PSA without the other party's prior written approval.

14.2 Subsidiary shall mean a corporation, company, or other entity: (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or


                                  CONFIDENTIAL
                                                                 Page 4 of ... 6

PRODUCT SALES AGREEMENT
-------------------------------------------------------------------------------
International Business Machines Corporation
BASE AGREEMENT


unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make decisions for such corporation, company, or other entity is; now or hereafter, owned or controlled directly or indirectly, by a party hereto. Such corporation, company, or other entity, however, shall be deemed to be a Subsidiary only so long as such ownership and control exists.

14.3 This PSA may not be amended or modified except by a written amendment signed by duly authorized signatories of each party. Notwithstanding the foregoing, IBM may update Product prices and/or available Products by issuing a Product/Price Release Letter.

14.4 Each party shall comply, at its own expense, with all applicable United States (local, state and federal), European Union, and other country or country group laws and regulations, and shall procure all licenses and pay all fees and other charges required thereby.

14.5 Except for Customer's obligation to pay, neither party will be responsible for failing to perform under this PSA for acts of God, natural disasters, or other similar causes beyond its reasonable control.

14.6 The validity, construction and performance of this PSA will be governed by the substantive laws of the State of New York, United States, as though this PSA were executed in and fully performed within the State of New York and without regard to any conflict of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this PSA. Neither party will bring a legal action against the other more than two (2) years after the cause of action arose, except for actions for non-payment or to enforce intellectual property rights. Both parties waive the right to a jury trial in any dispute arising out of this PSA. Both parties agree that any action concerning the PSA shall be brought in a court of competent jurisdiction in the State of New York and hereby consent to the personal jurisdiction of any such court. IBM agrees to service of process in the manner provided for the giving of notices pursuant to this PSA. For service of process to Customer, service of process will be accepted at General Counsel, Quantum Corporation, 500 McCarthy Boulevard, Milpitas, CA 95035. If, notwithstanding the foregoing, a New York court's judgment is not enforceable against a party, the other party may bring such an action in any court of competent jurisdiction.

14.7 Customer may not assign its rights or delegate its obligations under this PSA without the prior written consent of IBM.

14.8 No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this PSA.

14.9 If any part, term or provision of this PSA is declared unlawful or unenforceable by a court of competent jurisdiction, the remainder of this PSA shall remain in full force and effect.

14.10 The headings contained in this PSA are for reference purposes only and shall not affect in any way the meaning or interpretation of this PSA.

14.11 In the event of conflict or any ambiguity between the Product Attachments and the Product Sales Agreement terms and conditions, the Product Attachments shall prevail. Purchase orders, order confirmations and order acceptances, if any, will be used to convey information only and, except for Product part numbers, part number descriptions, prices and quantities, any terms and conditions on those are void and replaced by this Product Sales Agreement and applicable Attachments.

14.12 Once signed by both parties, any reproduction of the PSA made by reliable means (e.g., photocopy or facsimile) is considered an original.

14.13 Customer and IBM are free to enter into similar agreements with others.

14.14 Customer agrees to install mandatory engineering changes (such as those required for safety) on a Product. Any parts removed become IBM's property. Customer represents that it will obtain permission from the owner and any lien holders prior to transfer of ownership and possession of removed parts to IBM.

14.15 All notices shall be in writing, sent in a manner that generates a reliable written receipt, and addressed to the attention of the individual signatories, or their successors, of this Product Sales Agreement on behalf of the parties, unless either party specifies otherwise in a Product Attachment that notices for specific Products should be sent to the attention of a different addressee.

14.16 Any terms of this PSA which by their nature extend beyond expiration or termination shall remain in effect until fulfilled and shall bind the parties and legal representatives, successors, heirs and assigns.

14.17 This PSA is in the English language only, which shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this PSA shall be in the English language.

14.18 This PSA constitutes the complete and exclusive agreement between the parties superseding all contemporaneous or prior agreements and other communications between them, written or oral, relating to the subject matter of this PSA.


                                  CONFIDENTIAL                  Page 5 of ... 6

PRODUCT SALES AGREEMENT
--------------------------------------------------------------------------------
International Business Machines Corporation
BASE AGREEMENT

14.19 This PSA is not intended to and does not benefit any party except IBM (including the Plant) and Customer. It is the parties' express intent that this PSA is not a third party beneficiary contract.

14.20 Nothing in this PSA grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in conjunction with any product, service, promotion, publication or publicity without prior written approval of the other party or trademark or trade name owner.



                           CONFIDENTIAL                          Page 6 of ... 6

                                                           AGREEMENT #:OEM 21498

When signed by the parties below,the following Product Attachment shall be made to the terms and conditions of the Product Sales Attachment and incorporated into the PSA, Agreement No. OEM 21498, as Product Attachment A, effective on September 1, 2000

                              PRODUCT ATTACHMENT A
                   STORAGE SYSTEMS DIVISION HARD DISK PRODUCT

PRODUCTS AS REFERENCED IN THE FOREGOING PRODUCT SALES AGREEMENT AND THIS ATTACHMENT A SHALL BE DEFINED AS:

Hard Disk Drives and any related Services.

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUCH HDD PRODUCTS:

1.   PRICES

     IBM will issue a Product/Price Release Letter to Customer describing the then current price for a Product and the effective dates for such price. IBM will confirm such prices in an order acceptance notice.

     [*]

2.   SHIPMENT

     IBM will provide IBM's accepted Product quantities and their scheduled shipment dates in IBM's order acceptance notice.

3.   LIMITED WARRANTY

     The applicable warranty period for the Product shall be specified in IBM's Product/Price Release Letter and in IBM's order acceptance.

     HDD Products purchased under this Attachment will be manufactured from new and other than new parts. ("Other than new parts" are parts taken from HDDs that fail during testing procedures; were not the cause of the HDD test failure and have not been introduced into a commercial or consumer environment).

4.   CANCELLATION

     IBM may charge a cancellation fee [*] if the Customer cancels an order: [*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            CONFIDENTIAL                         Page 1 of...2

                                                          AGREEMENT #: OEM 21498

5.      [*]

        [*]

        ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES         QUANTUM SNAP DIVISION CORPORATION
CORPORATION

By: /s/ WILLIAM MORELAND                By: /s/ ANDERS AXELSSON/MICHAEL FALCON
   ---------------------------------       ------------------------------------

Name: William Moreland                  Name: Anders Axelsson/Michael Falcon
     -------------------------------         ----------------------------------

Title: Executive Mgr.                   Title: VP and General Manager/
       WW Contracts & Bus. Pract. TG           VP of Operations
       -----------------------------           --------------------------------

Date: 08/31/2000                        Date: August 31, 2000
      ------------------------------         ----------------------------------

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                         CONFIDENTIAL Page 2 of . . . 2